UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
January 12, 2010
Date of Report (date of earliest event reported)
AVISTAR COMMUNICATIONS CORPORATION
(Exact name of Registrant as specified in its charter)
Delaware	000-31121	88-0463156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1875 S. Grant Street, 10th Floor, San Mateo, California 94402
(Address of principal executive offices, including zip code)
(650) 525-3300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Effective as of January 12, 2010, Avistar Communications Corporation (“Avistar”), entered into the fourth amended and restated security agreement (the “Amended Security Agreement”) with JP Morgan Chase Bank, N.A., (the “Bank”).  The Amended Security Agreement relates to that certain credit facility previously described in Avistar’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 29, 2009.  Avistar had granted the Bank a security interest in and right of setoff against substantially all of the assets of Avistar, tangible and intangible, as security for the payment of its obligations under the credit facility.

The primary purpose of the amendment is to modify the list of assets included in the Amended Security Agreement to exclude substantially all of Avistar’s patents and patent applications sold to Intellectual Ventures Fund 61 LLC pursuant to a patent purchase agreement dated as of December 18, 2009, as described in Avistar’s Current Report on Form 8-K filed on December 24, 2009 with the SEC.

The foregoing description does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amended Security Agreement, which is expected to be filed as an exhibit to Avistar’s Annual Report on Form 10-K for the year ending December 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AVISTAR COMMUNICATIONS CORPORATION

Date: January 19, 2010	By:	/s/ Elias MurrayMetzger
Elias MurrayMetzger
Chief Financial Officer